                                                                    Exhibit 99.1

WATERCHEF ANNOUNCES APPOINTMENT OF LESLIE J. KESSLER AS
PRESIDENT

GLEN HEAD, N.Y--David A. Conway, Chairman and Chief Executive Officer,
WaterChef, Inc., announced today the appointment of Leslie J. Kessler as
President with responsibility for the marketing and sales activities of the
Company. Ms. Kessler was one of the founding officers and a member of the Board of Directors of CPC of America Inc. (OTCBB:CPCF). Most recently, as President of
LJK Associates Leslie has been a consultant to WaterChef and has assisted various companies in financing their growth and development. Ms. Kessler holds
B.A. and M.A. degrees from Hofstra University.

WaterChef, Inc. (OTCBB:WTER) is headquartered in Glen Head, New York, and manufactures the PureSafe Water Station in Long Island, New York. The PureSafe
has received United Nations certification for its humanitarian pure water projects and has received endorsement from the Scientific Director of UNESCO in
Valencia, Spain. The PureSafe Water Station is a patented six-stage water purification system that destroys all living pathogens, and effectively treats a broad range of organic and inorganic water contaminants, without the use of chemicals and without wasting water. The Company offers stand-alone containerized versions of the PureSafe to provide from 15,000 up to 250,000 gallons a day, as well as units for brackish and ocean water desalination, heavy metals removal and the treatment of arsenic contaminated water.

From time to time, information provided by the Company (including but not limited to this release), statements made by its employees or information included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward -looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. The
Company's results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed from time to time in the Company's Securities and
Exchange Commission reports including, without limitation, its Form 1-KSB and
Forms 10-QSB.

CONTACT:
WaterChef, Inc.
Leslie J. Kessler
Voice: 516-656-0059
Fax: 516-656-9095
E-Mail: info@waterchef.net
Web Site: www.waterchef.net